                       FOR IMMEDIATE RELEASE

Contact:
- --------
Robert J. Brittain, President & C.E.O.
(518) 842 - 7200
(518) 842 - 7500 (FAX)


   AMBANC HOLDING CO., INC. ANNOUNCES STOCK REPURCHASE PROGRAM
   -----------------------------------------------------------

Amsterdam, N.Y., July 22, 1996 -- Ambanc Holding Co., Inc. (NASDAQ: AHCI) announced its intention today to repurchase up to 10% of its outstanding shares in the open market during the period July 23, 1996 to December 31, 1996. The shares will be purchased at prevailing market prices from time to time during the repurchase period depending upon market conditions.

Robert J. Brittain, President & C.E.O. of the Company, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Company's common stock and the strong capital position of the Company's subsidiary, Amsterdam Savings Bank, F.S.B. Mr. Brittain stated that "we believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the Company and our stockholders. The repurchased shares will become treasury shares and will be used for general corporate purposes."

Over the past three months, the Company's shares traded between $9.38 and $9.88. At June 30, 1996, the Company had $459.0 million in assets, stockholders' equity of $74.8 million, and 5,422,250 shares issued and outstanding.


                             -END-